                                                                     EXHIBIT 4.2

                           WAIVER AND FIRST AMENDMENT
                         TO LOAN AND SECURITY AGREEMENT


                  THIS WAIVER AND FIRST AMENDMENT dated as of October 23, 2000 (this "Amendment") to the Amended and Restated Loan and Security Agreement, dated as of July 10, 2000 (the "Loan Agreement"; capitalized terms defined therein shall have the same meanings when used herein unless otherwise defined herein), among each of the direct and indirect Subsidiaries of Grant Prideco, Inc. ("GPI") specified on Schedule 1 thereto (the "Borrowers"), the financial institutions from time to time party thereto as lenders (the "Lenders"), Transamerica Business Credit Corporation, as agent for the U.S. Lenders (the "Agent"), and Transamerica Commercial Finance Corporation, Canada, as agent for the Cdn. Lenders (together with the Agent, the "Agents").

                                   WITNESSETH:

                  WHEREAS, the Borrowers, the Lenders and the Agents are parties to the Loan Agreement, under which the U.S. Borrowers have granted to the Agent for the ratable benefit of the Lenders a security interest in all their Equipment, Inventory and Receivables to secure the obligations of the Borrowers to the Agents and the Lenders under the Loan Documents;

                  WHEREAS, Tube-Alloy Corporation proposes to acquire with an effective date of October 1, 2000 all the Capital Stock of Ideal Machine & Supply, Inc., a Louisiana corporation ("Ideal"), in consideration for approximately US$4,300,000 of cash (the "Ideal Acquisition"), and immediately thereafter cause Ideal to be merged with and into Tube-Alloy Corporation (the "Ideal Merger");

                  WHEREAS, Grant Prideco USA, LLC ("Grant USA") has formed a new Subsidiary, Star Operating Company, a Delaware corporation ("Star"), for the purpose of acquiring all the assets of Star Iron Works, Inc., a Pennsylvania corporation, in consideration for approximately US$12,500,000 of cash (the "Star Acquisition," and together with the Ideal Acquisition, the "Acquisitions"); and

                  WHEREAS, the Borrowers have requested the Agents and the Lenders to waive the thirty-day notice requirement set forth in Section 7.2(c) of the Loan Agreement with respect to the Ideal Merger and amend the Loan Agreement to add Star as a U.S. Borrower.

                  NOW, THEREFORE, the Borrowers, the Lenders and the Agents agree as follows:

                  SECTION 1. WAIVER. Section 7.2(c) of the Loan Agreement requires the Administrative Borrower to give the Agent at least thirty days' prior written notice of a proposed merger of a Borrower or any Designated Affiliate with another Person. The Borrowers request that the Lenders and the Agent waive the thirty-day notice requirement set forth in Section 7.2(c) of the Loan Agreement before effecting the Ideal Merger. Effective as of the date hereof, but subject to the satisfaction of the conditions to effectiveness set forth in Section 3 hereof, the Lenders and the Agents waive the foregoing thirty-day notice requirement with respect to the Ideal Merger.

                  SECTION 2. AMENDMENTS TO THE LOAN AGREEMENT. Effective as of the date hereof, but subject to the satisfaction of the conditions to effectiveness set forth in Section 3 hereof, the Loan Agreement is amended as follows:

                           (a) Section 7.1(h) of the Loan Agreement is amended
by adding the following at the end thereof:

                                    "(vii) Permitted Acquisitions. As soon as
                  available, and in any event not later than three Business Days before the consummation of an Acquisition by any Borrower or Designated Affiliate, a pro forma balance sheet, profit and loss statement and statement of cash flow of each of GPI and the Loan Parties party to such Acquisition after giving effect thereto."

                           (b) Schedule 1 (Borrowers) to the Loan Agreement is
amended by adding the following at the end thereof:

                                    "8. Star Operating Company, a Delaware
                  corporation."

                           (c) Schedule 5.1(a)(xii) (Leased Locations) to the
Loan Agreement is amended by adding the following at the end thereof:

Entity                                   Landlord                               Property Location
------                                   --------                               -----------------
Tube-Alloy Corporation                   Ivy Y. Schexnailder, Billy J.          124 Southpark Road, Lafayette, LA
                                         Barret, II, Warren Arnaud and Nancy    70518
                                         Calais Arnaud

                           (d) Schedule 6.1(a) (Qualification to do Business in
Foreign Jurisdictions) to the Loan Agreement is amended by adding the following at the end thereof:




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

Entity                Del      Texas       Louisiana          Oklahoma          Pennsyl         New Mexico      Alberta
------                ---      -----       ---------          --------          -------         -----------     -------
Star Operating        X        X                                                X
Company

                           (e) Schedule 6.1(b) (Principal Place of Business,
Collateral Jurisdictions) to the Loan Agreement is amended by adding the following at the end thereof:

Borrower                                                     Collateral Jurisdictions
--------                                                     ------------------------
Star Operating Company                                       Mitchell Avenue, Big Run, Jefferson County, PA  15715

                           (f) Schedule 6.1(g) (Ownership; Subsidiaries) to the
Loan Agreement is amended by adding the following to the end thereof:

Entity                          State or Country             % of Shares                  Shareholder
------                          ----------------             -----------                  -----------
Star Operating Company          Delaware                     100%                         Grant Prideco USA, LLC

                           (g) Schedule 6.1(l) (Former Names; Trade Names) to
the Loan Agreement is amended by adding the following to the end thereof:

                  Star Operating Company        Star Iron Works, Inc.

                  Tube-Alloy Corporation        Ideal Machine & Supply,
                                      Inc.

                           (h) Schedule 7.2(i) (Permitted Liens) to the Loan
Agreement is amended by adding the following to the end thereof:

Company                       Jurisdiction             UCC                              Tax Lien    Judgment
-------                       ------------             ---                              --------    --------
Star Operating Company        Pennsylvania             #2274/97, dated 9/5/97,
                                                       assigned to CIT/Equipment on
                                                       4/1/99.  Collateral is a
                                                       Daewoo Model 18 CNC Turning
                                                       Center Machine

                           (i) Schedule 7.1(r) (Bank Accounts) to the Loan
Agreement is amended by adding the following to the end thereof:

                                                                                             Account
Company                          Tax ID             Bank Info            Account #           Type
-------                          ------             ---------            ---------           ----
Star Operating Company           76-0655528         Chase                00103406121         Lockbox
Star Operating Company           76-0655528         Chase                601-8-40895         Controlled Disbursement

                  SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall not be effective unless and until each of the following conditions shall have been satisfied, in the Agent's sole determination, on or before October 31, 2000:

                           (a) The Agent shall have received the following, each
dated the date of delivery thereof or as of an earlier date acceptable to the Agent, in form and substance acceptable to the Agent:

                                  (i) a counterpart of this Amendment, duly
                  executed by each Borrower and acknowledged by each Guarantor;

                                 (ii) a true and correct copy of each purchase
                  and sale, merger or similar agreement related to each of the Acquisitions, certified by the Secretary or an Assistant Secretary of the Administrative Borrower;

                                (iii) an allonge to the U.S. Notes, each duly
                  executed by Star;

                                 (iv) an amendment to the Pledge Agreement, duly
                  executed by Grant USA, pledging to the Agent for the ratable benefit of the Lenders all the shares of Capital Stock of Star together with all certificates representing such shares and undated stock powers therefor;

                                  (v) a Supplement to the Contribution
                  Agreement in the form of Annex I thereto, duly executed by Star;

                                 (vi) (A) executed Uniform Commercial Code
                  financing statements (Form UCC-1) naming the Agent as secured party and each of Grant USA, Star and Tube-Alloy Corporation as debtors and (B) termination statements, each in form and substance satisfactory to the Agent, in each case in proper form for filing in all jurisdictions that the Agent deems necessary or desirable to perfect and protect the Liens on the assets acquired by such Loan Parties in connection with the Acquisitions created under the Loan Agreement and the Security Documents and the priority thereof;

                               (vii) completed requests for information listing
                  all effective financing statements or registrations filed in the jurisdictions referred to in clause (vi) above, that name each of the Loan Parties specified therein as debtor, together with copies of such financing statements or verification statements, as the case may be;

                              (viii) a completed perfection certificate,
                  substantially in the form of Exhibit P to the Loan Agreement, signed by the president or a vice president of Star;

                                (ix) evidence of the release of all Receivables
                  acquired by the Loan Parties in connection with the Acquisitions from any blocked account or lockbox arrangement theretofore applicable to such Receivables;

                                (x) a Lockbox Agreement, duly executed by Star and the Lockbox Bank party thereto;

                               (xi) a pro forma consolidated and consolidating balance sheet and profit and loss statement of each of GPI, Grant Prideco, LP, Tube-Alloy Corporation and Star, after giving effect to the consummation of the Acquisitions and the Ideal Merger;

                              (xii)  certified copies of all policies of
                  insurance required by Section 7.1(f) of the Loan Agreement as a result of the Acquisitions, together with loss payee endorsements for all such policies naming the Agent as lender loss payee and an additional insured;




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

                              (xiii) a good standing certificate for Star from
                  the Secretary of State of each of Delaware, Pennsylvania and Texas;

                               (xiv) a certificate of a Responsible Officer of
                  the Administrative Borrower certifying that (A) the representations and warranties of the Loan Parties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects (and subject to the delivery to the Agent of updated schedules to the Loan Agreement as provided in Section 6.3 thereof) on and as of the date of such certificate as if then made, other than representations and warranties that expressly relate solely to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default or Event of Default has occurred and is continuing;

                                (xv) an opinion of counsel for the Loan Parties
                  covering such matters incident to the transactions contemplated by this Amendment as the Agent may reasonably require, which such counsel is hereby requested by the Loan Parties to provide;

                               (xvi) copies of the Governing Documents of Star
                  and a copy of the resolutions of the Board of Directors of Star authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which Star is or is to be a party, and the transactions contemplated hereby and thereby, attached to which is a certificate of the Secretary or an Assistant Secretary of Star certifying (A) that such copies of the Governing Documents and resolutions of Star are true, complete and accurate copies thereof, have not been amended or modified since the date of such certificate and are in full force and effect and (B) the incumbency, names and true signatures of the officers of Star authorized to sign the Loan Documents to which it is a party;

                              (xvii) a Collateral Access Agreement for the
                  additional leased Property specified in Section 2(c) of this Amendment, duly executed by each Person in possession thereof or with a Lien thereon or other interest therein;

                             (xviii)    an environmental survey for each
                  Property acquired by the Loan Parties in connection with the Acquisitions; and

                               (xix) such other agreements, instruments,
                  documents and evidence as the Agent deems necessary in its sole and absolute discretion in connection with the transactions contemplated hereby; and

                           (b) the Borrowers shall have reimbursed the Agent for
all fees, costs and expenses (including, without limitation, the fees and expenses of Luskin, Stern & Eisler LLP) incurred by the Agent in connection with the preparation, negotiation, approval, execution and delivery of this Amendment.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES OF STAR. Star represents and warrants as follows:

                           (a) Organization, Good Standing and Qualification.
Star (i) is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and (iii) is duly qualified, authorized to do business and in good standing in each jurisdiction where it presently is, or proposes to be, engaged in business, except to the extent that the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect. Schedule 6.1(a) to the Loan Agreement, as amended hereby, specifies all the jurisdictions in which Star is qualified to do business as a foreign corporation as of the date hereof.

                           (b) Location of Office, Records and Collateral. The
address of the principal place of business and chief executive office of Star is, and the books and records of Star and all of its chattel paper and records of Receivables are maintained exclusively in the possession of Star at, the address specified for Star in Schedule 6.1(b) to the Loan Agreement, as amended hereby.

                           (c) Authority. Star has the requisite corporate power
and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is or will be a party. All corporate action necessary for the execution, delivery and performance by Star of the Loan Documents to which it is or will be a party (including the consent of shareholders where required) has been taken.

                           (d) Enforceability. This Agreement is and, when
executed and delivered, each other Loan Document to which Star is or will be a party, will be, the legal, valid and binding obligation of Star enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) general principles of equity.

                           (e) No Conflict. The execution, delivery and
performance by Star of each Loan Document to which it is or will be a party do not and will not breach or violate (i) any of the Governing Documents of Star,
(ii) any Requirement of Law or (iii) any Material Contract and will not result in the imposition of any Liens upon any of its properties except in favor of the Agent.

                           (f) Consents and Filings. No consent, authorization
or approval of, or filing with or other act by, any shareholders of Star, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Loan Document, the consummation of the transactions contemplated hereby or thereby or the continuing operations of Star following such consummation, except the filing of financing and termination statements under the Code.

                           (g) Ownership; Subsidiaries. All of its Capital Stock
is owned by Grant USA, and it has no Subsidiaries.

                  SECTION 5.  REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

                           (a) On and after the date hereof, each reference in
the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" and words of like import, and each reference in the other Loan Documents to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.

                           (b) Except as specifically amended above, the Loan
Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                           (c) The execution, delivery and effectiveness of this
Amendment shall not, except as expressly provided herein, operate as a waiver of or an amendment to any right, power or remedy of the Agent or any Lender under any of the Loan Documents, or constitute a waiver of or an amendment to any provision of any of the Loan Documents.

                           (d) The Borrowers, the Lenders and the Agent agree
that none of the Inventory or Receivables acquired by the Borrowers in connection with the Acquisitions shall be Eligible Inventory or Eligible Receivables, respectively, until the Agent shall have completed its audit thereof and determined to its satisfaction (which shall not be effective unless and until written notice thereof has been received by the Administrative Borrower from the Agent) the portion thereof that shall constitute Eligible Inventory or Eligible Receivables.

                           (e)  This Amendment shall constitute a Loan Document.

                  SECTION 6. COUNTERPARTS; TELECOPIED SIGNATURES. This Amendment may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together shall constitute one and the same instrument. This Amendment may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original, manual counterpart.

                  SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the internal laws (as opposed to the conflicts of law provisions other than section 5-1401 of the New York General Obligations
Law) and decisions of the State of New York.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its (or its general partner's or managing member's) proper and duly authorized officer as of the date first set forth above.

                               U.S. BORROWERS

                               GRANT PRIDECO, LP

                               By:  Grant Prideco Holding, LLC,
                                    its general partner


                               By: /s/ Philip A. Choyce
                                  ----------------------------------------------
                                  Philip A. Choyce
                                  Vice President

                               XL SYSTEMS, LP



                               By: /s/ Philip A. Choyce
                                  ----------------------------------------------
                                  Philip A. Choyce
                                  Vice President

                               TEXAS ARAI, INC.



                               By: /s/ Philip A. Choyce
                                  ----------------------------------------------
                                  Philip A. Choyce
                                  Vice President

                               TUBE-ALLOY CORPORATION



                               By: /s/ Philip A. Choyce
                                  ----------------------------------------------
                                  Philip A. Choyce
                                  Vice President

                               CDN. BORROWER

                               GRANT PRIDECO CANADA LTD.



                               By: /s/ Philip A. Choyce
                                  ----------------------------------------------
                                  Philip A. Choyce

                                  Secretary

                               NEW U.S. BORROWER

                               STAR OPERATING COMPANY



                               By: /s/ Philip A. Choyce
                                  ----------------------------------------------
                                  Name:  Philip A. Choyce
                                  Title: Vice President


                               U.S. LENDERS

                               TRANSAMERICA BUSINESS CREDIT
                                 CORPORATION



                               By: /s/ Authorized Signature
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               BANK OF AMERICA, N.A.



                               By: /s/ Louis M. Alexander
                                  ----------------------------------------------
                                  Louis M. Alexander
                                  Senior Vice President


                               THE CHASE MANHATTAN BANK



                               By: /s/ Robert J. Arth
                                  ----------------------------------------------
                                  Robert J. Arth
                                  Vice President


                               FLEET CAPITAL CORPORATION



                               By: /s/ Dennis M. Hansen
                                  ----------------------------------------------
                                  Dennis M. Hansen
                                  Senior Vice President

                                CDN. LENDER

                                TRANSAMERICA COMMERCIAL FINANCE
                                CORPORATION, CANADA

                                By: Transamerica Business Credit
                                Corporation, as Attorney-in-Fact



                                By: /s/ Authorized Signature
                                   ---------------------------------------------
                                   Name:
                                   Title:


                                AGENT

                                TRANSAMERICA BUSINESS CREDIT
                                  CORPORATION



                                By: /s/ Authorized Signature
                                   ---------------------------------------------
                                   Name:
                                   Title:


                                CDN. AGENT

                                TRANSAMERICA COMMERCIAL FINANCE
                                CORPORATION, CANADA

                                By: Transamerica Business Credit
                                Corporation, as Attorney-in-Fact



                                By: /s/ Authorized Signature
                                   ---------------------------------------------
                                   Name:
                                   Title:

ACKNOWLEDGED AND AGREED AS OF
THE DATE FIRST SET FORTH ABOVE:


GRANT PRIDECO, INC.



By: /s/ Philip A. Choyce
   -----------------------------------------
   Philip A. Choyce
   Vice President


GRANT PRIDECO USA, LLC



By: /s/ Authorized Signature
   -----------------------------------------
   Name:
   Title:


XL SYSTEMS INTERNATIONAL, INC.



By: /s/ Philip A. Choyce
   -----------------------------------------
   Philip A. Choyce
   Vice President


TA INDUSTRIES, INC.



By: /s/ Philip A. Choyce
   -----------------------------------------
   Philip A. Choyce
   Vice President


GRANT PRIDECO HOLDING, LLC



By: /s/ Philip A. Choyce
   -----------------------------------------
   Philip A. Choyce
   Vice President

GP EXPATRIATE SERVICES, INC.



By: /s/ Philip A. Choyce
   -----------------------------------------
   Name:  Philip A. Choyce
   Title: Vice President